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                                                                    EXHIBIT 23.1

                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 6, 1996, accompanying the financial statements and schedules of Pomeroy Computer Resources, Inc. contained in the Pre-effective Amendment No. 2 to the Registration Statement (No. 333-05149) and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 24, 1996